                                                                    EXHIBIT 99.1






                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                              FINANCIAL STATEMENTS

                                   YEARS ENDED
                           DECEMBER 31, 2001 AND 2000

                                    CONTENTS




                                                                           Page
                                                                           ----

FINANCIAL STATEMENTS

        Independent Auditor's Report                                        3

        Statements of Net Assets Available for Benefits                     4

        Statements of Changes in Net Assets Available for Benefits          5

        Notes to Financial Statements                                      6-10

ADDITIONAL INFORMATION
                                                                            11
        Supplemental Information

                          INDEPENDENT AUDITOR'S REPORT

To The Advisory Committee
ResortQuest Savings & Retirement Plan
Memphis, Tennessee

We have audited the accompanying statements of net assets available for benefits of the ResortQuest Savings & Retirement Plan as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for each of the years then ended. These financial statements are the responsibility of Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits for the ResortQuest Savings & Retirement Plan as of December 31, 2001 and 2000, and the changes in its net assets available for benefits for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 2001 is presented for the purpose of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and it is not a required part of the basic financial statements. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole. This supplemental information is the responsibility of the Plan's management.

                                         /s/ Cannon & Company, PC
                                       Certified Public Accountants


Memphis, Tennessee
June 14, 2002

                      RESORTQUEST SAVINGS & RETIREMENT PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2001 AND 2000




                                  ASSETS


                                                    2001            2000
                                                ------------     -----------
INVESTMENTS
Mutual Funds                                    $ 19,328,210     $19,340,366
ResortQuest International, Inc. Common Stock         503,688         519,284
Fixed Income Funds                                   115,282         145,493
Participant Loans                                  1,000,661       1,092,614
                                                ------------     -----------
  Total Investments                               20,947,841      21,097,757

RECEIVABLES
Participant Contributions                            172,378         165,096
Employer Contributions                                63,929          58,155
Interest and Dividends                                    84          39,722
                                                ------------     -----------
  Total Receivables                                  236,391         262,973

CASH                                                     968          10,791
                                                ------------     -----------

TOTAL ASSETS                                      21,185,200      21,371,521
                                                ============     ===========

                              LIABILITIES

LOAN FEES PAYABLE                                    (38,788)             --
                                                ------------     -----------

TOTAL LIABILITIES                                    (38,788)             --
                                                ============     ===========


NET ASSETS AVAILABLE FOR BENEFITS               $ 21,146,412     $21,371,521
                                                ============     ===========


The accompanying notes to financial statements are an integral part of these statements.

                      RESORTQUEST SAVINGS & RETIREMENT PLAN
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                     2001            2000
                                                 ------------     -----------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
Interest and Dividends                           $    868,428     $   959,434
                                                 ------------     -----------

Contributions
   Participants                                     3,426,706       3,563,983
   Employer                                         1,217,353       1,216,269
   Rollover From Other Plans                           10,717         218,135
                                                 ------------     -----------
                                                    4,654,776       4,998,387
                                                 ------------     -----------

Transfer of Assets From Other Plans                   438,884       1,448,622
                                                 ------------     -----------

Total Additions                                     5,962,088       7,406,443
                                                 ------------     -----------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
Net Depreciation in Fair Value of Investments       2,888,611       2,964,824
Benefits Paid to Participants                       3,161,138       2,679,705
Other Plan Expenses                                   137,448          17,775
                                                 ------------     -----------
Total Deductions                                    6,187,197       5,662,304
                                                 ------------     -----------

Net (Decrease) Increase in Net Assets                (225,109)      1,744,139

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of Period                                21,371,521      19,627,382
                                                 ------------     -----------

End of Period                                    $ 21,146,412     $21,371,521
                                                 ============     ===========


The accompanying notes to financial statements are an integral part of these statements.

NOTE 1 - DESCRIPTION OF PLAN

         The following description of ResortQuest Savings & Retirement Plan provides only general information. Readers should refer to the Plan Agreement for a more complete description of the Plan's provisions.

GENERAL

         The ResortQuest Savings & Retirement Plan (the "Plan") is a contributory defined contribution plan covering all full-time salaried and hourly employees of ResortQuest International, Inc. and its wholly-owned subsidiaries (the "Company"). Participation in the Plan is voluntary. Employees become eligible on January 1 and July 1 following the first anniversary of their employment provided they are at least 21 and completed 1,000 hours of service during their first year of employment or during any plan year (January 1 to December 31). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         Upon formation of the Plan on April 1, 1999, all full-time employees of the Company on this date became eligible to participate in the Plan.

CONTRIBUTIONS

         Participants may elect to contribute up to twenty (20%) percent of his/her annual compensation subject to Internal Revenue Service limitations. For each plan year, the Company will contribute to the Plan an amount of matching contributions determined by the Company at its discretion. As of December 31, 2001 and 2000, the Company matching contributions totaled 50% of each participant's contributions up to a maximum of 6% of compensation.

PARTICIPANT ACCOUNTS

         Each participant's account is credited with the participant's contribution, and an allocation of the employer's contributions made on their behalf plus a proportionate interest in the investment earnings of the funds in which the contributions are invested. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

VESTING

         Participants are immediately vested in their voluntary contributions plus earnings thereon. Participants vest in the Company's matching contributions and related earnings based upon years of service with 100% vesting occurring after three years of credited service. In the event of death, disability, or normal retirement (59-1/2) participants become 100% vested in all account balances. As of December 31, 2001 the Plan had $151,009 in deferred vested benefits.

PAYMENT OF BENEFITS

         Participants may choose to receive account distributions either in the form of a lump sum payment or installments over a period of time as defined in the Plan Agreement. However, if the participant's vested balance does not exceed $5,000, the Plan may distribute funds in the form of a lump sum payment without the consent of the participant.

FORFEITURES

         For the years ended December 31, 2001 and 2000, forfeitures of non-vested accounts totaled $74,044 and $31,664, respectively. This amount is available to reduce future employer contributions.

PLAN EXPENSES

         During 2001, the Plan assumed responsibility for all fees charged by the Plan trustee and Plan administrator. Prior to 2001, the Company had assumed responsibility for these fees.

PLAN TERMINATION

         Although it has not expressed any intent to do so, the Company has the right to modify or terminate the Plan at any time subject to the provisions of ERISA and the Plan Agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

         Investments are stated at fair value and represent the Plan's share of the market value of fund holdings or are based upon quoted market prices. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis and dividends are recorded on the ex-dividend date.

BENEFIT PAYMENTS

         Benefit payments to participants are recorded upon distribution.

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions which affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

NOTE 3 - INVESTMENTS

         All Plan assets are held by Union Planters Bank. The Plan allows participants to invest varying portions of their account balances in various investment options that includes the common stock of ResortQuest International, Inc. The fair value of individual investments which represent five percent or more of the Plan's net assets as of December 31, 2001 and 2000 are as follows:


                                                                         2001          2000
                                                                      ----------    ----------
Federated Capital Preservation Fund                                   $7,155,643    $5,889,029
MFS Research Fund Class A                                              2,146,765            --
Dreyfus S&P 500 Index Fund                                             2,075,776            --
Berger Balanced Fund                                                   2,028,937            --
Janus Enterprise Fund                                                  1,370,861     2,223,390
Janus Investments Fund Worldwide                                       1,308,884     1,753,728
Federated Capital Appreciation A                                       1,196,260            --
Loans to Participants                                                  1,000,661     1,092,614
Fidelity Advisor Series II Growth Opportunities Fund Institutional            --     2,982,899
Vanguard Index Trust 500 Portfolio                                            --     2,281,459
Vanguard Lifestrategy Moderate Growth                                         --     1,394,565

         During 2001 and 2000, the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value as follows:

                                                                              2001            2000
                                                                         -----------     -----------
ResortQuest International, Inc. Common Stock                             $   (69,474)    $    93,920
Berger Balanced Fund                                                        (142,835)             --
Dreyfus Appreciation Fund, Inc. #141                                        (117,925)        (70,326)
Dreyfus S&P 500 Index Fund                                                   (95,882)             --
Federal Capital Appreciation A                                               (10,564)             --
Federated Capital Preservation Fund                                                1             144
Federated GNMA Trust Fund                                                       (178)             --
Federated Income Institutional                                                 6,561              --
Federated International Equity                                                  (325)             --
Federated Mid Cap Index                                                          426              --
Fidelity Advisor Series II Growth Opportunities Fund Institutional          (444,377)       (806,590)
Franklin Small Capital Growth                                                   (367)             --
Invesco Dynamics fund                                                         (3,486)             --
Janus Enterprise Fund                                                       (895,592)     (1,166,976)
Janus Investments Fund Worldwide                                            (414,592)       (626,175)
Leader Interm. Government Bond                                                 1,730              --
MFS Large Capital Growth Fund A                                                3,696              --
MFS Limited Maturity Fund A                                                     (156)             --
MFS Mass Investment Growth Fund A                                               (131)             --
MFS Mid Capital Growth Fund                                                   (2,080)             --
MFS Research Fund Class A                                                   (280,527)             --
MFS Value Fund A                                                               4,995              --
Travelers Insurance Company Group Flexible Annuity Contract                       --           6,149
Vanguard Fixed Income Securities Fund Intermediate Term U.S. Treasury          5,690          12,079
Vanguard Fixed Income Securities Long-Term Corporate Portfolio                15,444          20,686
Vanguard Index Trust 500 Portfolio                                          (273,463)       (258,496)
Vanguard Lifestrategy Conservative Growth                                     (3,803)         (4,592)
Vanguard Lifestrategy Growth Fund                                            (81,839)        (70,620)
Vanguard Lifestrategy Income Fund                                               (756)            838
Vanguard Lifestrategy Moderate Growth                                        (88,802)        (94,865)
                                                                         -----------     -----------

                                                                         $(2,888,611)    $(2,964,824)
                                                                         ===========     ===========

NOTE 4 - LOANS TO PARTICIPANTS

         Loans to participants consist of loans transferred with the net statement assets from other plans and new loans issued since plan inception. The loans are secured by the balance in the participant's account and retain the existing repayment period interest rate. As of December 31, 2001 and 2000, interest rates on loans to participants ranged from 6.75% to 11.5%. Principal and interest is repaid ratably through payroll deductions. Loan administration fees are charged for all new loans. The amount of the fee is deducted from the participant's account that receives the loan. For the years ending December 31, 2001 and 2000, loan administration fees totaled $11,575 and $17,775, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

         The Plan purchased $249,987 and $278,312 of the Plan Sponsor's common stock during the year ended December 31, 2001 and 2000, respectively. The stock held by the Plan at December 31, 2001 and 2000 had a market value of $503,688 and $519,284, respectively.

         The Company provides the Plan with certain management and administrative services for which no fees are charged.

NOTE 6 - TAX STATUS

         The Plan has received a determination letter from the Internal Revenue Service stating that the Plan qualified under the appropriate sections of the Internal Revenue Code (IRC), and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan's management is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

NOTE 7 - TRANSFER OF ASSETS FROM OTHER PLANS

         The Company acquired additional subsidiaries in 2001 and 2000. The qualified retirement plans maintained by these subsidiaries were merged into the Plan. During the period ended December 31, 2001 and 2000, $438,884 and $1,448,622 were transferred to the Plan as a result of these transactions.

                      RESORTQUEST SAVINGS & RETIREMENT PLAN
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 AT END OF YEAR
                       EIN: 62-1750352 / PLAN NUMBER: 001
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                                      Current
(a)  (b)(c) Identity of Issue/Description                            (e) Value
---  -------------------------------------------------------        ------------

 *   ResortQuest International, Inc. Common Stock                   $   503,688
     Berger Balanced Fund                                             2,028,937
     Dreyfus S&P 500 Index Fund                                       2,075,776
     Federal Capital Appreciation A                                   1,196,260
     Federated Capital Preservation Fund                              7,155,643
     Federated GNMA Trust Fund                                           31,381
     Federated Income Institutional                                     730,454
     Federated International Equity                                       1,867
     Federated Mid Cap Index                                             16,081
     Franklin Small Capital Growth                                       21,877
     Invesco Dynamics fund                                               55,325
     Janus Enterprise Fund                                            1,370,861
     Janus Investments Fund Worldwide                                 1,308,884
     Leader Interm. Government Bond                                     678,791
     MFS Large Capital Growth Fund A                                     31,362
     MFS Limited Maturity Fund A                                        115,008
     MFS Mass Investment Growth Fund A                                    8,372
     MFS Mid Capital Growth Fund                                        145,120
     MFS Research Fund Class A                                        2,146,765
     MFS Value Fund A                                                   209,446
     Travelers Insurance Company Group Flexible Annuity Contract        115,281
     Vanguard Index Trust 500 Portfolio                                       1
     Loans to Participants                                            1,000,661
                                                                    -----------

     Total Assets Held for Investment Purposes at End of Year       $20,947,841
                                                                    ===========

 *   Represents a party-in-interest